                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                 The Sportsman's Guide, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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                          [THE SPORTSMANS GUIDE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Company's executive offices located at 411 Farwell Avenue, South St. Paul, Minnesota on Thursday, April 25, 2002, at 2:00 p.m., Minnesota time, for the following purposes:

     1. Election of eight directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

     2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2002; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 1, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

South St. Paul, Minnesota
March 15, 2002

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075
                           -------------------------

                                PROXY STATEMENT
                                  MAILING DATE
                                 MARCH 15, 2002
                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on April 25, 2002 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on March 1, 2002 are entitled to notice of and to vote at the Annual Meeting. As of March 1, 2002, there were 4,748,810 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to each nominee for director.

     GARY OLEN, 59, is a co-founder of the Company. Mr. Olen served as Executive Vice President and Secretary from its incorporation in 1977 until 1994, President from 1994 to 1998 and Chief Executive Officer from 1994 until his retirement in 2000. Mr. Olen has been Chairman of the Board since 1998 and a director since its incorporation. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970.

     GREGORY R. BINKLEY, 53, has been a director since 1995. Mr. Binkley has been an employee since 1994 when he was elected Vice President. Mr. Binkley became Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996, President in 1998 and Chief Executive Officer in 2000. From 1993 to 1994, Mr. Binkley worked as an independent operations consultant. From 1990 to 1993, Mr. Binkley was Director of Distribution of Fingerhut Companies, Inc., a mail order catalog business and from 1988 to 1990 was Director of Distribution with Cable Value Network, Inc., a cable television retailer. Mr. Binkley worked for Donaldsons Department Stores, a division of Allied Stores Corporation, from 1975 to 1988, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

     CHARLES B. LINGEN, 57, has been a director since 1995. Mr. Lingen has been Chief Financial Officer, Vice President of Finance and Treasurer since 1994. Mr. Lingen was elected Secretary in 1995, Senior Vice President of Finance in 1996 and Executive Vice President of Finance and Administration in 2000. From 1973 to 1994, Mr. Lingen worked at Fingerhut Companies, Inc., serving as Vice President of Finance and Controller from 1989 to 1994.

     VINCENT W. SHIEL, Ph.D, 68, has been a director since 1990 and served as Chairman of the Board from 1994 to 1998. Dr. Shiel is a principal shareholder and has served as President and a director of Outdoor Consulting, Inc., a management consulting firm, since 1988. From 1984 to 1988, Dr. Shiel served on the board of directors and owned a controlling interest in Gander Mountain, Inc.

     MARK F. KROGER, 48, has been a director since 1990. He is Treasurer and a director of Rae Melton Therapeutic Equestrian Center, a nonprofit organization.

     LEONARD M. PALETZ, 67, is a co-founder and served as Chairman of the Board, President, Chief Executive Officer, Treasurer and a director from 1977 until 1994. Mr. Paletz retired as an employee in 1994.

     WILLIAM T. SENA, 65, has been a director since 1990. He is an investment advisor with Sena Weller Rohs Williams, Inc., an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965.

     TODD D. PETERSON, 40, has been a director since 2001. He is the Managing Director of Spring House Capital, L.L.C., a private investment firm. Mr. Peterson was the President of Chippewa Springs Ltd., a producer and seller of bottled water, from 1992 to 1997 and a Vice President in Corporate Finance at U.S. Bancorp Piper Jaffray from 1987 to 1992. Mr. Peterson started his career at Control Data Corporation.

MEETINGS OF THE BOARD AND COMMITTEES

     During 2001, the Board of Directors held three meetings. Each director attended over 75% of the Board meetings and meetings of Board committees on which he served held during 2001, except Mr. Olen and Mr. Kroger.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has no nominating committee.

     The Audit Committee consists of Mark F. Kroger, Leonard M. Paletz and William T. Sena and has the responsibility to meet with Company personnel and representatives of the Company's independent auditors to review internal auditing procedures and matters related to the Company's annual external audit. The Audit

Committee recommends to the Board of Directors the appointment of independent public accountants. See "Audit Committee Report." The Audit Committee met once during 2001.

     The Compensation Committee consists of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. The Compensation Committee has the responsibility to review and determine the salaries, bonuses, stock options and other compensation of the officers of the Company. See "Compensation Committee Report on Executive Compensation." The Compensation Committee met twice during 2001.

     The Executive Committee consists of Gregory R. Binkley, Vincent W. Shiel and William T. Sena. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The Executive Committee took no formal action during 2001.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company and Mr. Olen receive $5,000 annually for services as a director plus expenses incurred in attending board meetings.

CONSULTING AGREEMENTS

     The Company has a consulting agreement with Outdoor Consulting, Inc. to provide consulting services to the Company. Vincent W. Shiel is the sole shareholder and employee of Outdoor Consulting, Inc. The initial term of the agreement expired on December 31, 1990 and continues on a year-to-year basis until terminated by either party. The compensation payable under the agreement is $5,000 per month.

     The Company has a consulting agreement with William T. Sena to provide certain investor relation and investment advisory services as requested for a minimum of 15 hours per quarter. The initial term of the agreement expired on December 31, 1998 and continues on a quarter-to-quarter basis until terminated by either party. Mr. Sena is paid $3,000 per quarter for services under the agreement.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others and the systems of internal controls which management has established. The Audit Committee is comprised of three outside directors, each of whom is independent of management of the Company. All members of the Audit Committee are financially literate and at least one member has accounting or related financial management expertise. The Audit Committee operates under a written charter, a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting as Appendix A.

     Following the end of the 2001 fiscal year, the Audit Committee analyzed and discussed the audited financial statements with management. The Audit Committee also discusses with Grant Thornton LLP, the independent auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No.
90. The Audit Committee also received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Leonard M. Paletz, Chairman
                                          Mark F. Kroger
                                          William T. Sena

2. RATIFICATION OF ENGAGEMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company intends to request that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, for 2002. The Company has requested and expects a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2001 by Grant Thornton LLP:

Audit fees.................................................    $65,331
Financial information systems design and implementation
  fees.....................................................         --
All other fees.............................................     22,404
                                                               -------
       Total...............................................    $87,735
                                                               =======

     The amounts shown above include out-of-pocket expenses incurred by Grant Thornton LLP in connection with providing such services. The amount shown for "Audit fees" includes fees relating to the annual audit of the financial statements and quarterly reviews of unaudited financial statements included in the Form 10-Qs. The amount shown for "All other fees" includes fees relating to preparation of tax returns and tax related services and audit of the financial statements of an employee benefit plan. The Audit Committee of the Board of Directors has determined that the services included under the caption "All other fees," as provided by Grant Thornton LLP, are compatible with maintaining Grant Thornton LLP's independence.

3. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION         ALL OTHER
                                                 ---------------------      ------------      COMPENSATION(1)
                                                 SALARY         BONUS         OPTIONS         ---------------
    NAME AND PRINCIPAL POSITION        YEAR        ($)           ($)            (#)                 ($)
    ---------------------------        ----      ------         -----         -------               ---
Gary Olen..........................    2001      262,500            --             --              5,000
  Chairman                             2000      262,500            --             --             69,911
                                       1999      260,577            --         40,000                 --

Gregory R. Binkley.................    2001      204,346       150,000         50,000              2,550
  President and                        2000      189,375            --             --                 --
     Chief Executive Officer           1999      182,404            --         10,000                 --

Charles B. Lingen..................    2001      153,477       103,000         35,000                 --
  Executive Vice President of
     Finance                           2000      141,089            --             --                 --
     and Administration,               1999      130,288            --          7,500                 --
     Chief Financial Officer and
     Secretary/Treasurer

John M. Casler.....................    2001      153,477       103,000         35,000              2,463
  Executive Vice President             2000      140,613            --             --                 --
     of Merchandising, Marketing       1999      130,154            --          7,500                 --
     and Creative Services


-------------------------
(1) Amounts in the All Other Compensation column for Mr. Olen reflect directors fees and for 2000 includes $66,911 of accrued vacation paid in connection with his retirement as CEO. Amounts shown for the other Named Executive Officers reflect employer matching contributions under the Company's 401(k) plan.

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                   -------------------------------------------------------       ANNUAL RATES OF
                                     NUMBER OF       % OF TOTAL                                    STOCK PRICE
                                    SECURITIES        OPTIONS       EXERCISE                    APPRECIATION FOR
                                    UNDERLYING       GRANTED TO     OR BASE                      OPTION TERM(1)
                                      OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION    ---------------------
             NAME                  GRANTED(#)(2)    FISCAL YEAR      ($/SH)        DATE        5%($)        10%($)
             ----                  -------------    ------------    --------    ----------     -----        ------
Gary Olen......................           --              --            --             --         --            --
Gregory R. Binkley.............       50,000            20.0          2.95       12/17/11     92,762       235,077
Charles B. Lingen..............       35,000            14.0          2.95       12/17/11     64,933       164,554
John M. Casler.................       35,000            14.0          2.95       12/17/11     64,933       164,554

-------------------------
(1) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common

    Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Incentive stock options granted pursuant to the Company's 1999 Stock Option Plan. These options become exercisable in three cumulative installments of 33 1/3% on the first three anniversary dates of grant. The grant date was December 17, 2001.

     The following table sets forth information with respect to the Named Executive Officers concerning options held at year end 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                   SHARES                    OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                                  ACQUIRED       VALUE                  (#)                    FISCAL YEAR-END($)(1)
                                 ON EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                     (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 -----------    --------    -----------    -------------    -----------    -------------
Gary Olen....................        --           --          204,615         10,000          34,276              --
Gregory R. Binkley...........        --           --          129,763         52,500          18,665          21,500
Charles B. Lingen............        --           --           81,590         36,875          15,550          15,050
John M. Casler...............        --           --           62,625         36,875           4,840          15,050

-------------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2001.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Gregory R. Binkley, Charles B. Lingen and John M. Casler. Each agreement is automatically renewed each December 31 for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

     The Company has also entered into an employment agreement with Gary Olen pursuant to which he serves as Chairman. The agreement continues until June 30, 2002. Upon termination of the agreement for any reason, Mr. Olen is entitled to his remaining base salary and benefits through the end of the term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. Mr. Paletz is a former Chief Executive Officer of the Company.

     Outdoor Consulting, Inc., a corporation owned by Dr. Shiel, provides certain consulting services to the Company. Mr. Sena also provides certain consulting services to the Company. See "Election of Directors -- Consulting Agreements."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

     Executive Compensation Policies

     The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase sales, profit margin and earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

     Base Salary. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

     Annual Bonus. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. For 2001, the Committee established specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses. Bonus pool could range from $50,000 at pre-tax earnings of $1.0 million increasing to $325,000 plus 25% of pre-tax earnings over $3.0 million. Cash bonuses totaling $685,000 were earned for 2001.

     Stock Options. Stock option awards to executive officers consist of annual grants and in some years possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. No stock option awards were made for 2001 due to the Company's low stock price. In late 2001, the Committee approved a stock option program for 2002 consisting of the grant of options for 250,000 shares of Common Stock to 17 employees, including three executive officers.

     CEO Compensation

     Gregory R. Binkley, the Company's Chief Executive Officer, was paid a base salary of $200,000 for 2001, increased mid-year to $210,000. Mr. Binkley earned a cash bonus of $150,000 under the 2001 bonus program based on his position and contribution to the Company's improved financial performance. Mr. Binkley was also granted a 50,000 share option under the stock option program for 2002.

     Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee has reviewed the application of Section 162(m) to its executive compensation policies and does not believe that such policies are affected by the Section 162(m) limitation at this time.

                                          Vincent W. Shiel
                                          Leonard M. Paletz
                                          William T. Sena

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1996 in the Company's Common Stock and each index with all dividends reinvested.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG THE SPORTSMAN'S GUIDE, INC., NASDAQ STOCKS AND NASDAQ RETAIL TRADE STOCKS

[PERFORMANCE GRAPH]

                                                    SPORTSMAN'S GUIDE             NASDAQ STOCKS            NASDAQ RETAIL TRADE
                                                    -----------------             -------------            -------------------
Dec-96                                                   100.00                      100.00                      100.00
Mar-97                                                   179.69                       96.76                       97.01
Jun-97                                                   237.50                      111.90                      107.43
Sep-97                                                   309.38                      130.82                      121.78
Dec-97                                                   315.63                      122.48                      117.44
Mar-98                                                   312.50                      141.89                      139.44
Jun-98                                                   346.88                      147.28                      143.47
Sep-98                                                   193.75                      132.89                      103.80
Dec-98                                                   271.88                      172.68                      142.92
Mar-99                                                   309.38                      195.23                      141.18
Jun-99                                                   278.13                      211.79                      137.73
Sep-99                                                   240.63                      217.07                      123.56
Dec-99                                                   157.81                      320.83                      125.28
Mar-00                                                   178.91                      351.03                      111.73
Jun-00                                                   154.69                      313.18                       89.80
Sep-00                                                    81.25                      288.19                       91.64
Dec-00                                                    46.09                      192.98                       76.86
Mar-01                                                    50.00                      144.05                       79.74
Jun-01                                                    70.47                      169.78                       94.12
Sep-01                                                   111.50                      117.79                       79.71
Dec-01                                                   138.25                      156.10                      107.48

 Assumes $100 invested on December 31, 1996 in The Sportsman's Guide, Inc. common stock, the NASDAQ stock index and the NASDAQ Retail Trade stock index, with all dividends reinvested. The indices for NASDAQ stocks and NASDAQ Retail Trade stocks were prepared by the Center for Research in Security Prices, University of Chicago GSB.
-------------------------
 * The Company's Common Stock traded on the NASDAQ National Market under the symbol "SGDE" from February 5, 1998 through February 26, 2001. The Company's common stock was transferred to the NASDAQ SmallCap Market on February 27, 2001.

** Center for Research in Security Prices, Graduate School of Business,
   University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 1, 2002 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                ------------------------
                            NAME                                 NUMBER      PERCENT(1)
                            ----                                 ------      ----------
Directors and Executive Officers(2):
Vincent W. Shiel(3).........................................      522,000       11.0%
Gary Olen(4)................................................      304,798        6.1%
Gregory R. Binkley(5).......................................      152,263        3.1%
Charles B. Lingen(6)........................................       83,465        1.7%
John M. Casler(7)...........................................       64,500        1.3%
Mark F. Kroger..............................................       30,882           *
Leonard M. Paletz...........................................      189,816        4.0%
William T. Sena.............................................           --          --
Todd D. Peterson............................................       30,000           *
All directors and executive officers as a group (9
  persons)(8)...............................................    1,377,724       26.3%
Other Shareholders Owning More Than 5% of Common Stock:
Thomas A. Smith, as trustee of various trusts for the
  benefit of Dr. and Mrs. Shiel and their children and
  grandchildren(9)..........................................      396,037        8.3%
Dimensional Fund Advisors Inc.(10)..........................      341,600        7.2%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
E Com Ventures, Inc. and Ilia Lekach(11)....................      298,900        6.3%
  11701 N.W. 101 Road
  Miami, FL 33178
Harvey Houtkin(12)..........................................      178,696        5.6%
  160 Summit Avenue
  Montvale, NJ 07645

-------------------------
  *  Less than 1%

 (1) Percentages are calculated on the basis of the number of shares outstanding on March 1, 2002 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after March 1, 2002.

 (2) The address of each director and executive officer is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes 522,000 shares held by VWS Limited Partnership No. Two, LLLP, the general partner of which is a limited liability company of which Dr. Shiel is the managing member and president. Does not include 539,244 shares held by Dr. and Mrs. Shiel's children or in trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren of which Dr. Shiel expressly disclaims beneficial ownership.

 (4) Includes 214,615 shares issuable upon the exercise of options. Does not include 48,000 shares held in trusts for the benefit of Mr. Olen's children and grandchildren of which Mr. Olen expressly disclaims beneficial ownership.

 (5) Includes 2,000 shares held in the name of Mr. Binkley's wife and 132,263 shares issuable upon the exercise of options.

 (6) Includes 83,465 shares issuable upon the exercise of options.

 (7) Includes 64,500 shares issuable upon the exercise of options.

 (8) Includes 494,843 shares issuable upon the exercise of options.

 (9) Includes 396,037 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren, of which Mr. Smith has no pecuniary interest. Mr. Smith's address is 96 N.E. 4th Ave., Delray Beach, Florida 33444.

(10) Based on a Schedule 13G filing dated January 30, 2002. Dimensional Fund Advisors Inc., a registered investment advisor, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 341,600 shares owned by these funds. To the knowledge of Dimensional Fund Advisors Inc., no one advisory client owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 341,600 shares.

(11) Based on a Schedule 13D filing dated April 10, 2000. Ilia Lekach, the Chief Executive Officer of E Com Ventures, Inc., has sole power to vote and dispose of 40,000 shares and shared power to vote and dispose of 258,900 shares owned by E Com Ventures, Inc.

(12) Based on a Schedule 13G filing dated February 7, 2002. Does not include 88,340 shares owned by Mr. Houtkin's wife Sherry Houtkin, 2,700 shares owned by his adult son Stuart Houtkin and 11,900 shares owned by his adult son Michael Houtkin, as to which Mr. Houtkin disclaims beneficial ownership. Mr. Houtkin has sole power to vote and dispose of 88,196 shares and shared power to vote and dispose of 90,500 shares. Mr. Houtkin has included the 88,340 shares owned by his wife in reporting his percentage ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2001 all Section 16 filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1998, the Company loaned Gary Olen $238,700 to pay the exercise price of an option to purchase 55,000 shares of Common Stock held by Mr. Olen (which became exercisable upon completion of the Company's public offering and would have expired six months later) and to pay the income taxes payable by him upon exercise of the option. The loan, approved by the Board of Directors, is for a term of five years, bears interest at the mid-term applicable federal rate as of the date of the loan (5.69%) and is collateralized by a pledge of the shares acquired upon exercise. In February 2001, the Board of Directors deferred for two years payment of the first installment due on the loan. At December 31, 2001, the outstanding loan balance was $291,000, including accrued interest.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 2003 Annual Meeting must be received by the Secretary of the Company on or before November 15, 2003 to be considered for inclusion in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2003 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before January 29, 2003.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders for the year ended December 31, 2001 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2002

        The undersigned hereby appoints Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 25, 2002 at 2:00 p.m. and any adjournments thereof as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

      1. ELECTION OF DIRECTORS              FOR all nominees listed below         WITHHOLD AUTHORITY
                                            (except as marked to the              to vote for all nominees listed
                                            contrary below).  [ ]                 below.  [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

     Gary Olen, Gregory R. Binkley, Charles B. Lingen, Vincent W. Shiel, Mark F. Kroger, Leonard M. Paletz, William T. Sena, Todd D. Peterson

    2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2002.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. In their discretion to vote upon such other business as may properly come before the meeting.

                         (Continued on reverse side)

                          (continued from other side)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                                Dated:  , 2002




                                                ----------------------------
                                                        (Signature)




                                                ----------------------------
                                                        (Signature)

                                                Please date and sign your
                                                name as it appears hereon.
                                                When signing as an attorney,
                                                executor, administrator,
                                                guardian or in some other
                                                representative capacity,
                                                please give full title. All
                                                joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS